Exhibit 99.1

Helen of Troy Limited Reports Fourth Quarter Fiscal 2018 Results

●  Consolidated Net Sales Revenue Growth of 12.5%; Core Business Growth of 11.3%

●  GAAP Diluted Earnings Per Share (EPS) from Continuing Operations of $0.31

•	Adjusted Diluted EPS from Continuing Operations of $1.69

● Initiates Outlook for Fiscal 2019 GAAP Diluted EPS from Continuing Operations of $6.30 to $6.50

● Initiates Outlook for Fiscal 2019 Adjusted Diluted EPS from Continuing Operations of $7.30 to $7.55

●  Initiates Outlook for Fiscal 2019 Consolidated Net Sales of $1.485 to $1.510 billion

El Paso, Texas, April 26, 2018 — Helen of Troy Limited (NASDAQ: HELE), designer, developer and worldwide marketer of consumer brand-name housewares, health and home and beauty products, today reported results for the three-month period ended February 28, 2018.  Following the divestiture of Healthy Directions on December 20, 2017, the Company no longer consolidates the Nutritional Supplements segment’s operating results. The former segment’s operating results are included in the Company’s financial statements and classified as discontinued operations for all periods presented.

Executive Summary – Fourth Quarter of Fiscal 2018

•	Consolidated net sales revenue increase of 12.5%, including:
o	An increase in Leadership Brand net sales of approximately 16.0%
o	An increase in online channel net sales of approximately 28.0%
o	Core business growth of 11.3%
•

GAAP operating income of $31.4 million, or 8.0% of net sales, which includes $11.4 million in pre-tax non-cash asset impairment charges and $0.7 million in restructuring charges, compared to $41.5 million, or 11.9% of net sales, which includes $0.5 million in pre-tax non-cash impairment charges, in the same period last year

•	Non-GAAP adjusted operating income growth of 4.2% to $52.7 million, or 13.5% of net sales, compared to $50.5 million, or 14.5% of net sales in the same period last year
•	One-time provisional charge of $17.9 million related to recently-passed U.S. tax reform
•

GAAP diluted EPS from continuing operations of $0.31, which includes a total of $1.07 per share in tax reform, impairment and restructuring charges, compared to GAAP diluted EPS from continuing operations of $1.25 in the same period last year, which includes $0.02 per share in impairment charges

•	Non-GAAP adjusted diluted EPS from continuing operations growth of 9.0% to $1.69, compared to $1.55 in the same period last year
•	Repurchased 409,121 shares of common stock in the open market during the quarter for $36.9 million

Executive Summary – Fiscal 2018

•	Consolidated net sales revenue growth of 5.9%, including:
o	An increase in Leadership Brand net sales of approximately 9.5%
o	An increase in online channel net sales of approximately 32.5%
o	Core business growth of 5.1%
•

GAAP operating income of $169.1 million, or 11.3% of net sales, which includes $15.4 million in pre-tax non-cash asset impairment charges, $1.9 million in restructuring charges and a $3.6 million charge related to the bankruptcy of Toys ‘R’ Us (TRU), compared to $169.7 million, or 12.1% of net sales, which includes $2.9 million in pre-tax non-cash impairment charges and a patent litigation charge of $1.5 million, in the same period last year

•	Non-GAAP adjusted operating income growth of 6.6% to $223.9 million, or 15.0% of net sales, compared to $209.9 million, or 14.9% of net sales in the same period last year
•	One-time provisional charge of $17.9 million related to recently-passed U.S. tax reform
•

GAAP diluted EPS from continuing operations of $4.73, which includes a total of $1.36 per share in tax reform, impairment, TRU bankruptcy and restructuring charges, compared to GAAP diluted EPS from continuing operations of $5.17 in the same period last year, which includes a total of $0.14 per share in impairment and patent litigation charges

•	Non-GAAP adjusted diluted EPS from continuing operations growth of 11.6% to $7.24, compared to $6.49 in the same period last year
•	Net cash provided by operating activities of $218.6 million and free cash flow of $205.0 million, which represents a yield of 8.9%, based on our current market capitalization
•	Repaid $197.0 million of debt and repurchased $65.8 million of common stock

Julien R. Mininberg, Chief Executive Officer, stated: “I am very pleased with our results in the fourth quarter, which rounded out a particularly strong fiscal year performance, marking our fourth consecutive year of executing well against our transformational strategy.  During the fourth quarter, we delivered a strong 12.5% increase in consolidated net sales and adjusted diluted EPS from continuing operations growth of 9%,  both above our expectations. Better than expected momentum from all three of our business segments helped us achieve a 16% increase in our Leadership Brands’ net sales and a 28% increase in online channel net sales. Our Health & Home segment experienced one of its strongest quarters in years, with sales up 19.4% as our products provided comfort and relief to families around the world during a particularly severe, global cough, cold and flu season and periods of unseasonably cold weather. Our Housewares segment also demonstrated excellent growth, with sales up 13.4% and strength across both brands, online, and in brick and mortar.  Sales in our Beauty segment had a less than expected decline of 2.1%, with solid growth in the online channel, partially offsetting a decline in brick and mortar.

For the fiscal year we grew net sales 5.9%, increased adjusted diluted EPS from continuing operations by 11.6%,  and generated a free cash flow yield of 8.9%, based on our current market capitalization. We  improved our return on invested capital with strong income growth and the divestiture of Healthy Directions. Adhering to our strategies, we invested in our core to grow our Leadership Brands,  made further efficiency gains in our shared services, initiated Project Refuel to streamline the business,  opportunistically repurchased stock and paid down debt.”

Mr. Mininberg continued: “Just four years ago we began our transformation by focusing on strategies to unlock additional shareholder value. Since then,  on a continuing operations basis, we increased sales at a 3.1% CAGR,  expanded adjusted operating margin by 1.1 percentage points, improved asset efficiency, increased free cash flow at a 15.9% CAGR, and grew adjusted diluted EPS at a 12.6% CAGR, while making incremental investments in the long-term health of our Leadership Brands. I am very proud of these results and of our outstanding employees all around the world who have worked tirelessly to achieve them. As I look to fiscal 2019,  we are pleased to provide an outlook that reflects continued top and bottom line growth on top of a strong fiscal 2018, even as our industry faces challenges including rising commodity costs and a fast-changing retail landscape. I am very excited about our future prospects. Helen of Troy has become an organization that is even more capable of winning with digital marketing, adapting to change in our channels, and improving our operations and other shared services to capitalize on future growth opportunities.  Our enhanced infrastructure is ready to add new businesses and operate all our segments with greater efficiencies.”

	Three Months Ended February 28,
	Housewares	Health & Home	Beauty	Total
Fiscal 2017 sales revenue, net	$102,826	$162,119	$82,424	$347,369
Core business	13,424	28,573	(2,636)	39,361
Impact of foreign currency	404	2,811	902	4,117
Change in sales revenue, net	13,828	31,384	(1,734)	43,478
Fiscal 2018 sales revenue, net	$116,654	$193,503	$80,690	$390,847

Total net sales revenue growth	13.4%	19.4%	(2.1)%	12.5%
Core business	13.1%	17.6%	(3.2)%	11.3%
Impact of foreign currency	0.4%	1.7%	1.1%	1.2%

Operating margin (GAAP)
Fourth quarter fiscal 2018	15.6%	6.6%	0.4%	8.0%
Fourth quarter fiscal 2017	20.0%	7.9%	9.8%	11.9%
Adjusted operating margin (non-GAAP)
Fourth quarter fiscal 2018	17.5%	9.0%	18.5%	13.5%
Fourth quarter fiscal 2017	21.4%	10.7%	13.6%	14.5%

Consolidated Operating Results - Fourth Quarter Fiscal 2018 Compared to Fourth Quarter Fiscal 2017

Consolidated net sales revenue increased 12.5% to $390.8 million compared to $347.4 million, which includes an increase of 1.2% from foreign currency fluctuations. The net sales increase also includes the contribution from new product introductions, online customer growth, incremental distribution, and growth in international sales.

•

Consolidated gross profit margin decreased 0.3 percentage points to 41.3% compared to 41.6%. The decrease in consolidated gross profit margin is primarily due to an increase in promotional programs and unfavorable channel mix, partially offset by favorable product mix, growth in the Company’s Leadership Brands and the favorable impact from foreign currency fluctuations.

•

Consolidated SG&A as a percentage of sales increased by 0.6 percentage points to 30.1% of net sales compared to 29.5%. The increase is primarily due to higher incentive compensation expense, the unfavorable comparative impact of foreign currency exchange and forward contract settlements, and higher advertising and new product development expense.  These factors were partially offset by improved distribution efficiency, lower outbound freight costs, and the impact that higher overall net sales had on operating leverage.

•

Operating income was $31.4 million, or 8.0% of net sales, compared to $41.5 million, or 11.9% of net sales, in the same period last year. Operating income includes pre-tax non-cash asset impairment charges of $11.4 million and pre-tax restructuring charges of  $0.7 million, compared to pre-tax non-cash asset impairment charges of $0.5 million in the same period last year. These items unfavorably impacted the year-over-year comparison of operating margin by 3.0 percentage points. The remaining decrease in consolidated operating margin primarily reflects the decline in gross profit margin, higher incentive compensation expense, the unfavorable comparative impact of foreign currency exchange and forward contract settlements, and higher advertising and new product development expense. These decreases were partially offset by a higher mix of Leadership Brand sales at a higher operating margin, improved distribution efficiency, lower outbound freight costs, and the impact that higher overall net sales had on operating leverage.

•

Income tax expense as a percentage of pre-tax income was 70.6%, compared to income tax expense of 9.3% for the same period last year. The increase in the Company’s tax rate is primarily due to a  one-time provisional charge of $17.9 million related to recently-passed U.S. tax reform, which increased the effective tax rate by 62.9 percentage points.

•

Income from continuing operations was $8.4 million, or $0.31 per diluted share on 27.1 million weighted average shares outstanding, compared to $34.4 million, or $1.25 per diluted share on 27.6 million weighted average diluted shares outstanding. Income from continuing operations for the fourth quarter of fiscal 2018 includes after-tax non-cash asset impairment charges of $10.3 million ($0.38 per share), a one-time tax reform charge of $17.9 million ($0.66 per share), and after-tax restructuring charges of $0.7 million ($0.03 per share). This compares to after tax non-cash asset impairment charges of $0.4 million ($0.02 per share) in the same period last year.

•

Income from discontinued operations, net of tax, was $51.7 million, compared to $1.3 million in the same period last year. Diluted EPS from discontinued operations was $1.91 compared to $0.05 in the same period last year. Fourth quarter fiscal 2018 income from discontinued operations includes a tax benefit of $49.2 million related to non-cash asset impairment charges.

•

Adjusted EBITDA (EBITDA excluding non-cash asset impairment charges, restructuring charges, and non‐cash share based compensation, as applicable) increased 4.1% to $56.6 million compared to $54.4 million.

On an adjusted basis for the fourth quarters of fiscal 2018 and 2017, excluding non-cash asset impairment charges, restructuring charges,  the one-time tax reform charge, non‐cash share based compensation, and non-cash amortization of intangible assets, as applicable:

•

Adjusted operating income was $52.7 million, or 13.5% of net sales, compared to $50.5 million, or 14.5% of net sales. The 1.0 percentage point decrease in adjusted operating margin primarily reflects the decline in gross profit margin, higher incentive compensation expense, the unfavorable comparative impact of foreign currency exchange and forward contract settlements, and higher advertising and new product development expense. These decreases were partially offset by a  higher mix of Leadership Brand sales at a higher operating margin, improved distribution efficiency, lower outbound freight costs, and the impact that higher overall net sales had on operating leverage.

•

Adjusted income from continuing operations was $45.7 million, or $1.69 per diluted share, compared to $42.7 million, or $1.55 per diluted share. The 9.0% increase in adjusted diluted EPS from continuing operations primarily reflects the impact of higher adjusted operating income, lower interest expense, and lower weighted average diluted shares outstanding year-over-year.

Segment Operating Results - Fourth Quarter Fiscal 2018 Compared to Fourth Quarter Fiscal 2017

Housewares net sales increased by 13.4% reflecting an increase in online channel sales, incremental distribution with existing customers, expanded domestic distribution, international growth, and new product introductions for both Hydro Flask and OXO brands. This growth was partially offset by the unfavorable comparative impact of strong sales into the club channel in the same period last year.  Segment net sales also benefitted from the favorable impact of net foreign currency fluctuations of approximately $0.4 million, or 0.4%. GAAP operating margin was 15.6% compared to 20.0%. The decrease in operating margin is primarily due to an increase in promotional programs, unfavorable channel mix, higher marketing and new product development expense, higher personnel costs, and restructuring charges of $0.2 million.

Health & Home net sales increased 19.4% reflecting growth in online channel sales, expanded international distribution, and incremental distribution with existing customers.  Sales were favorably impacted by unseasonably cold fall and winter weather, and significantly higher cough/cold/flu incidence compared to the same period last year.  Segment net sales also benefitted from the favorable impact of net foreign currency fluctuations of approximately $2.8 million, or 1.7%. GAAP operating margin was 6.6% compared to 7.9%. The decrease in operating margin reflects higher advertising expense, higher incentive compensation expense, an increase in product liability expense, and the unfavorable comparative impact of foreign currency exchange and forward contract settlements. The decrease was partially offset by improved distribution efficiency, lower outbound freight costs, increased operating leverage from net sales growth, and the favorable impact of net foreign currency fluctuations on net sales.

Beauty net sales decreased 2.1%  primarily reflecting a  decline in brick and mortar, which offset solid growth in the online channel. Segment net sales benefitted from the favorable impact of net foreign currency fluctuations of approximately $0.9 million, or 1.1%. GAAP operating margin was 0.4% compared to 9.8%. Operating margin was unfavorably impacted by non-cash asset impairment charges of $11.4 million and restructuring charges of $0.5 million, compared to asset impairment charges of $0.5 million in the same period last year. These items unfavorably impacted the year over year comparison of operating margin by 14.2 percentage points. The remaining improvement in operating margin is primarily due to a favorable margin mix, lower media advertising expense, and cost savings from our restructuring plan, Project Refuel. The improvement was partially offset by the net sales decline and its unfavorable impact on operating leverage.

Balance Sheet and Cash Flow Highlights

•	Cash and cash equivalents totaled $20.7 million, compared to $23.8 million
•	Total short- and long-term debt was $289.9 million, compared to $485.6 million, a net decrease of $195.7 million
•	Accounts receivable turnover was 61.3 days, compared to 60.4 days
•	Inventory was $251.5 million, compared to $280.9 million, a net decrease of 10.5%. Inventory turnover was 3.0 times compared to 2.8 times
•

Net cash provided by operating activities of $218.6 million and free cash flow of $205.0 million for fiscal 2018, compared to net cash provided by operating activities of $212.5 million and free cash flow of $197.0 million for fiscal 2017

Fiscal 2019 Annual Outlook

For fiscal 2019, the Company expects consolidated net sales revenue in the range of $1.485 to $1.510 billion, which implies consolidated sales growth of 0.4% to 2.1% after accounting for the expected impact from the adoption of ASU 2014-09 “Revenue from Contracts with Customers” (Revenue Recognition Standard) in fiscal 2019 with conforming reclassifications to fiscal 2018. We expect the adoption of the Revenue Recognition Standard to result in the reclassification of certain expenses from SG&A to a reduction of net sales revenue in the amount of $13.0 million in fiscal 2019, with a corresponding conforming reduction to net sales revenue of $10.9 million in fiscal 2018. Please refer to the table entitled “Fiscal Year 2019 Outlook for Net Sales Revenue After Adoption of Revenue Recognition Standard” in the accompanying tables to this press release for additional information.

The Company’s net sales outlook assumes the severity of the cough/cold/flu season will be in line with historical averages, which unfavorably impacts the year-over-year comparison by 1.1%. The Company’s net sales outlook also assumes that March 2018 foreign currency exchange rates will remain constant for the remainder of the fiscal year. Finally, the Company’s net sales outlook reflects the following expectations by segment:

•	Housewares net sales growth in the mid-single digits;
•	Health & Home net sales growth in the low-single digits, with an unfavorable impact of approximately 2.5% from the average cough/cold/flu assumption; and
•	Beauty net sales decline in the low- to mid-single digits.

The Company expects consolidated GAAP diluted EPS from continuing operations of $6.30 to $6.50 and non-GAAP adjusted diluted EPS from continuing operations in the range of $7.30 to $7.55, which excludes any asset impairment charges, restructuring charges, share-based compensation expense and intangible asset amortization expense.

The year-over-year comparison of adjusted diluted EPS is impacted by an expected increase in growth investments in support of the Company’s Leadership Brands of 14% to 18% in fiscal 2019.  The year-over-year comparison is also unfavorably impacted by approximately $0.12 to $0.14 from the average cough/cold/flu assumption and approximately $0.15 from fiscal 2018 tax benefits that are not expected to repeat in fiscal 2019.

The Company’s diluted EPS from continuing operations outlook assumes that March 2018 foreign currency exchange rates will remain constant for the remainder of the fiscal year. The diluted earnings per share outlook is based on an estimated weighted average diluted shares outstanding of 27.0 million.

The Company expects net cash provided by operating activities growth in the range of 10% to 12% for fiscal 2019. The Company expects capital expenditures in the range of $30.0 million to $35.0 million, which includes approximately $15.0 million in expected leasehold improvements from multiple office relocations not expected to repeat in the near future.

As previously announced, the Company has initiated Project Refuel, which continues to target annualized profit improvement of approximately $8.0 million over the duration of the plan. The plan is estimated to be completed by the first quarter of fiscal 2020, and the Company expects to incur total cumulative restructuring charges in the range of $3.2 to $4.8 million over the same period.

The Company expects a reported GAAP  effective tax rate range of 9.0% to 11.0%, and an adjusted effective tax rate range of 8.7% to 10.7% for the full fiscal year 2019, which reflect an ongoing benefit from U.S. tax reform of approximately 1.0 percentage point. The Company’s outlook assumes that tax benefits of approximately $4.1 million recorded in fiscal 2018 will not repeat in fiscal 2019, which unfavorably impacts the year over year tax rate comparison by approximately 2.1 percentage points. Please refer to the schedule entitled “Effective Tax Rate (GAAP) and Adjusted Effective Tax Rate (Non-GAAP)” in the accompanying tables to this press release.

The likelihood and potential impact of any fiscal 2019 acquisitions and divestitures, future asset impairment charges, future foreign currency fluctuations, or further share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company’s sales and earnings outlook.

Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today’s earnings release. The teleconference begins at 9:00 a.m. Eastern Time today, Thursday,  April 26, 2018.  Investors and analysts interested in participating in the call are invited to dial (888) 882-4478 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at:  http://investor.hotus.com/. A telephone replay of this call will be available at 12:00 p.m. Eastern Time on April 26, 2018 until 11:59 p.m. Eastern Time on May 3, 2018 and can be accessed by dialing (844) 512-2921 and entering replay pin number 3106767. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as Leadership Brand net sales, adjusted operating income, adjusted operating margin, free cash flow, adjusted effective tax rate, adjusted income, adjusted diluted earnings per share, EBITDA and adjusted EBITDA, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based measures presented in the Company’s consolidated statements of operations. All references to our continuing operations exclude the Nutritional Supplements segment.

About Helen of Troy Limited

Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including OXO®, Hydro Flask®, Vicks®, Braun®, Honeywell®, PUR®, and Hot Tools®. All trademarks herein belong to Helen of Troy Limited (or its affiliates) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.hotus.com/

Forward Looking Statements

Certain written and oral statements made by our Company and subsidiaries of our Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that we expect or anticipate will occur in the future, including statements related to sales, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and assumptions, but there can be no assurance that we will realize our expectations or that our assumptions will prove correct. Forward-looking statements are subject to risks that could cause them to differ materially from actual results. Accordingly, we caution readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the years ended February 28, 2018 and 2017, and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, our ability to deliver products to our customers in a timely manner and according to their fulfillment standards, the costs of complying with the business demands and requirements of large sophisticated customers, our relationships with key customers and licensors, our dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, our dependence on sales to several large customers and the risks associated with any loss or substantial decline in sales to top customers, expectations regarding any proposed restructurings, our recent and future acquisitions or divestitures, including our ability to realize anticipated cost savings, synergies and other benefits along with our ability to effectively integrate acquired businesses or separate divested businesses, circumstances which may contribute to future impairment of goodwill, intangible or other long-lived assets, the retention and recruitment of key personnel, foreign currency exchange rate fluctuations, disruptions in U.S., U.K., Eurozone, and other international credit markets, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, our dependence on foreign sources of supply and foreign manufacturing, and associated operational risks including, but not limited to, long lead times, consistent local labor availability and capacity, and timely availability of sufficient shipping carrier capacity, labor and energy on cost of goods sold and certain operating expenses, the geographic concentration and peak season capacity of certain U.S. distribution facilities increases our exposure to significant shipping disruptions and added shipping and storage costs, our projections of product demand, sales and net income are highly subjective in nature and future sales and net income could vary in a material amount from such projections, the risks associated with the use of trademarks licensed from and to third parties, our ability to develop and introduce a continuing stream of new products to meet changing consumer preferences, trade barriers, exchange controls, expropriations, and other risks associated with U.S. and foreign operations, the risks to our liquidity as a result of changes to capital market conditions and other constraints or events that impose constraints on our cash resources and ability to operate our business, the costs, complexity and challenges of upgrading and managing our global information systems, the risks associated with information security breaches, the risks associated with product recalls, product liability, other claims, and related litigation against us, the risks associated with accounting for tax positions, tax audits and related disputes with taxing authorities, the risks of potential changes in laws in the U.S. or abroad, including tax laws, regulations or treaties, employment and health insurance laws and regulations, and laws relating to environmental policy, personal data, financial regulation, transportation policy and infrastructure policy along with the costs and complexities of compliance with such laws, and our ability to continue to avoid classification as a controlled foreign corporation. We undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:

Helen of Troy Limited

Anne Rakunas, Director,  External Communications

(915) 225-4841

ICR, Inc.

Allison Malkin, Sr. Managing Director

(203) 682-8200

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended February 28,
	2018		2017
Sales revenue, net	$390,847	100.0%	$347,369	100.0%
Cost of goods sold	229,549	58.7%	202,762	58.4%
Gross profit	161,298	41.3%	144,607	41.6%

Selling, general, and administrative expense ("SG&A")	117,727	30.1%	102,607	29.5%
Asset impairment charges	11,447	2.9%	500	0.1%
Restructuring charges(4)	691	0.2%	-	-%
Operating income	31,433	8.0%	41,500	11.9%

Nonoperating income, net	47	-%	70	-%
Interest expense	(2,968)	(0.8)%	(3,600)	(1.0)%
Income before income tax	28,512	7.3%	37,970	10.9%

Income tax expense	20,134	5.2%	3,545	1.0%
Income from continuing operations	8,378	2.1%	34,425	9.9%

Income from discontinued operations, net of tax	51,703	13.2%	1,271	0.4%
Net income	$60,081	15.4%	$35,696	10.3%

Earnings per share - diluted:
Continuing operations	$0.31		$1.25
Discontinued operations	1.91		0.05
Total earnings per share - diluted	$2.22		$1.30

Weighted average shares of common stock used in computing diluted earnings per share	27,102		27,550

	Fiscal Year Ended February 28,
	2018		2017
Sales revenue, net	$1,489,747	100.0%	$1,406,676	100.0%
Cost of goods sold	867,646	58.2%	824,119	58.6%
Gross profit	622,101	41.8%	582,557	41.4%

Selling, general, and administrative expense ("SG&A")	435,735	29.2%	409,993	29.1%
Asset impairment charges	15,447	1.0%	2,900	0.2%
Restructuring charges (4)	1,857	0.1%	-	-%
Operating income	169,062	11.3%	169,664	12.1%

Nonoperating income, net	327	-%	414	-%
Interest expense	(13,951)	(0.9)%	(14,361)	(1.0)%
Income before income tax	155,438	10.4%	155,717	11.1%

Income tax expense	26,556	1.8%	11,407	0.8%
Income from continuing operations	128,882	8.7%	144,310	10.3%

Loss from discontinued operations, net of tax	(84,436)	(5.7)%	(3,621)	(0.3)%
Net income	$44,446	3.0%	$140,689	10.0%

Earnings (loss) per share - diluted:
Continuing operations	$4.73		$5.17
Discontinued operations	(3.10)		(0.13)
Total earnings per share - diluted	$1.63		$5.04

Weighted average shares of common stock used in computing diluted earnings (loss) per share	27,254		27,891

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated and Segment Net Sales, Operating Margin and Adjusted Operating Margin (non-GAAP)(1)

(Unaudited)

(in thousands)

	Three Months Ended February 28,
	Housewares	Health & Home	Beauty	Total
Fiscal 2017 sales revenue, net	$102,826	$162,119	$82,424	$347,369
Core business	13,424	28,573	(2,636)	39,361
Impact of foreign currency	404	2,811	902	4,117
Change in sales revenue, net	13,828	31,384	(1,734)	43,478
Fiscal 2018 sales revenue, net	$116,654	$193,503	$80,690	$390,847

Total net sales revenue growth	13.4%	19.4%	(2.1)%	12.5%
Core business	13.1%	17.6%	(3.2)%	11.3%
Impact of foreign currency	0.4%	1.7%	1.1%	1.2%

Operating margin (GAAP)
Fourth quarter fiscal 2018	15.6%	6.6%	0.4%	8.0%
Fourth quarter fiscal 2017	20.0%	7.9%	9.8%	11.9%
Adjusted operating margin (non-GAAP)
Fourth quarter fiscal 2018	17.5%	9.0%	18.5%	13.5%
Fourth quarter fiscal 2017	21.4%	10.7%	13.6%	14.5%

	Fiscal Year Ended February 28, 2018
	Housewares	Health & Home	Beauty	Total
Fiscal 2017 sales revenue, net	$418,128	$632,769	$355,779	$1,406,676
Core business	33,467	45,937	(7,661)	71,743
Impact of foreign currency	76	3,899	1,205	5,180
Acquisitions(3)	6,148	-	-	6,148
Change in sales revenue, net	39,691	49,836	(6,456)	83,071
Fiscal 2018 sales revenue, net	$457,819	$682,605	$349,323	$1,489,747

Total net sales revenue growth	9.5%	7.9%	(1.8)%	5.9%
Core business	8.0%	7.3%	(2.2)%	5.1%
Impact of foreign currency	-%	0.6%	0.3%	0.4%
Acquisitions	1.5%	-%	-%	0.4%

Operating margin (GAAP)
Fiscal 2018	19.5%	9.1%	5.1%	11.3%
Fiscal 2017	21.3%	8.1%	8.3%	12.1%
Adjusted operating margin (non-GAAP)
Fiscal 2018	21.3%	11.9%	12.8%	15.0%
Fiscal 2017	22.7%	11.3%	12.1%	14.9%

Leadership Brand Net Sales Revenue(1) (2)

(Unaudited)
(in thousands)

	Three Months Ended February 28,		Fiscal Year Ended February 28,
	2018	2017	2018	2017
Leadership Brand sales revenue, net	$307,958	$265,415	$1,151,128	$1,051,203
All other sales revenue, net	82,889	81,954	338,619	355,473
Total sales revenue, net	$390,847	$347,369	$1,489,747	$1,406,676

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet, Cash Flow and Liquidity Information

(Unaudited)

(in thousands)

	February 28,
	2018	2017
Balance Sheet:
Cash and cash equivalents	$20,738	$23,848
Receivables, net	273,168	229,416
Inventory, net	251,511	280,877
Total assets, current	555,311	546,051
Total assets	1,621,320	1,613,942
Total liabilities, current	297,089	278,154
Total long-term liabilities	309,772	498,644
Total debt	289,869	485,615
Stockholders' equity	1,014,459	1,020,766

Liquidity:
Working capital	$258,222	$267,897

	Fiscal Year Ended February 28,
	2018	2017
Cash Flow:
Depreciation and amortization	$33,730	$36,175
Net cash provided by operating activities	218,609	212,491
Capital and intangible asset expenditures	13,605	15,507
Payments to acquire businesses, net of cash received	-	209,267
Net debt repayments	197,000	133,200
Payments for repurchases of common stock	65,795	75,000

SELECTED OTHER DATA

Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income
to Adjusted Operating Income (non-GAAP)(1)

(Unaudited)

(in thousands)

	Three Months Ended February 28, 2018
	Housewares		Health & Home		Beauty		Total
Operating income as reported (GAAP)	$18,235	15.6%	$12,856	6.6%	$342	0.4%	$31,433	8.0%
Asset impairment charges	-	-%	-	-%	11,447	14.2%	11,447	2.9%
Restructuring charges(4)	220	0.2%	-	-%	471	0.6%	691	0.2%
Subtotal	18,455	15.8%	12,856	6.6%	12,260	15.2%	43,571	11.1%
Amortization of intangible assets	608	0.5%	2,728	1.4%	1,320	1.6%	4,656	1.2%
Non-cash share-based compensation	1,321	1.1%	1,750	0.9%	1,364	1.7%	4,435	1.1%
Adjusted operating income (non-GAAP)	$20,384	17.5%	$17,334	9.0%	$14,944	18.5%	$52,662	13.5%

	Three Months Ended February 28, 2017
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$20,554	20.0%	$12,877	7.9%	$8,069	9.8%	$41,500	11.9%
Asset impairment charges	-	-%	-	-%	500	0.6%	500	0.1%
Subtotal	20,554	20.0%	12,877	7.9%	8,569	10.4%	42,000	12.1%
Amortization of intangible assets	657	0.6%	3,037	1.9%	1,418	1.7%	5,112	1.5%
Non-cash share-based compensation	842	0.8%	1,366	0.8%	1,212	1.5%	3,420	1.0%
Adjusted operating income (non-GAAP)	$22,053	21.4%	$17,280	10.7%	$11,199	13.6%	$50,532	14.5%

	Fiscal Year Ended February 28, 2018
	Housewares(3)		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$89,319	19.5%	$62,099	9.1%	$17,644	5.1%	$169,062	11.3%
Asset impairment charges	-	-%	-	-%	15,447	4.4%	15,447	1.0%
Restructuring charges(4)	220	-%	-	-%	1,637	2.0%	1,857	0.5%
TRU bankruptcy charge(7)	956	0.2%	2,640	0.4%	-	-%	3,596	0.2%
Subtotal	90,495	19.8%	64,739	9.5%	34,728	9.9%	189,962	12.8%
Amortization of intangible assets	2,226	0.5%	11,101	1.6%	5,527	1.6%	18,854	1.3%
Non-cash share-based compensation	4,701	1.0%	5,721	0.8%	4,632	1.3%	15,054	1.0%
Adjusted operating income (non-GAAP)	$97,422	21.3%	$81,561	11.9%	$44,887	12.8%	$223,870	15.0%

	Fiscal Year Ended February 28, 2017
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$89,020	21.3%	$51,072	8.1%	$29,572	8.3%	$169,664	12.1%
Asset impairment charges	-	-%	-	-%	2,900	0.8%	2,900	0.2%
Patent litigation charge	-	-%	1,468	0.2%	-	-%	1,468	0.1%
Subtotal	89,020	21.3%	52,540	8.3%	32,472	9.1%	174,032	12.4%
Amortization of intangible assets	2,643	0.6%	13,663	2.2%	5,718	1.6%	22,024	1.6%
Non-cash share-based compensation	3,409	0.8%	5,449	0.9%	5,003	1.4%	13,861	1.0%
Adjusted operating income (non-GAAP)	$95,072	22.7%	$71,652	11.3%	$43,193	12.1%	$209,917	14.9%

SELECTED OTHER DATA

Reconciliation of Non-GAAP Financial Measures - EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA by Segment(1)

(Unaudited)

(in thousands)

	Three Months Ended February 28, 2018
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$18,235	$12,856	$342	$31,433
Depreciation and amortization, excluding amortized interest	1,643	4,198	2,745	8,586
Nonoperating income, net	-	-	47	47
EBITDA (non-GAAP)	19,878	17,054	3,134	40,066
Add: Non-cash asset impairment charges	-	-	11,447	11,447
Restructuring charges(4)	220	-	471	691
Non-cash share-based compensation	1,321	1,750	1,364	4,435
Adjusted EBITDA (non-GAAP)	$21,419	$18,804	$16,416	$56,639

	Three Months Ended February 28, 2017
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$20,554	$12,877	$8,069	$41,500
Depreciation and amortization, excluding amortized interest	1,040	4,194	3,689	8,923
Nonoperating income, net	-	-	70	70
EBITDA (non-GAAP)	21,594	17,071	11,828	50,493
Add: Non-cash asset impairment charges	-	-	500	500
Non-cash share-based compensation	842	1,366	1,212	3,420
Adjusted EBITDA (non-GAAP)	$22,436	$18,437	$13,540	$54,413

	Fiscal Year Ended February 28, 2018
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$89,319	$62,099	$17,644	$169,062
Depreciation and amortization, excluding amortized interest	5,825	16,750	11,155	33,730
Nonoperating income, net	-	-	327	327
EBITDA (non-GAAP)	95,144	78,849	29,126	203,119
Add: Non-cash asset impairment charges	-	-	15,447	15,447
Restructuring charges(4)	220	-	1,637	1,857
TRU bankruptcy charge(7)	956	2,640	-	3,596
Non-cash share-based compensation	4,701	5,721	4,632	15,054
Adjusted EBITDA (non-GAAP)	$101,021	$87,210	$50,842	$239,073

	Fiscal Year Ended February 28, 2017
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$89,020	$51,072	$29,572	$169,664
Depreciation and amortization, excluding amortized interest	5,795	20,483	9,897	36,175
Nonoperating income, net	-	-	414	414
EBITDA (non-GAAP)	94,815	71,555	39,883	206,253
Add: Non-cash asset impairment charges	-	-	2,900	2,900
Patent litigation charge	-	1,468	-	1,468
Non-cash share-based compensation	3,409	5,449	5,003	13,861
Adjusted EBITDA (non-GAAP)	$98,224	$78,472	$47,786	$224,482

HELEN OF TROY LIMITED AND SUBSIDIARIES

Reconciliation of GAAP Income and Diluted Earnings Per Share  (“EPS”) from Continuing Operations to Adjusted Income and Adjusted EPS from Continuing Operations (non-GAAP)(1)

(Unaudited)

(dollars in thousands, except per share data)

	Three Months Ended February 28, 2018
	Income from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$28,512	$20,134	$8,378	$1.05	$0.74	$0.31
Tax reform	-	(17,939)	17,939	-	(0.66)	0.66
Asset impairment charges	11,447	1,195	10,252	0.42	0.04	0.38
Restructuring charges(4)	691	-	691	0.03	-	0.03
Subtotal	40,650	3,390	37,260	1.50	0.13	1.37
Amortization of intangible assets	4,656	192	4,464	0.17	0.01	0.16
Non-cash share-based compensation	4,435	491	3,944	0.16	0.02	0.15
Adjusted (non-GAAP)	$49,741	$4,073	$45,668	$1.84	$0.15	$1.69

Weighted average shares of common stock used in computing diluted EPS						27,102

	Three Months Ended February 28, 2017
	Income from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$37,970	$3,545	$34,425	$1.38	$0.13	$1.25
Asset impairment charges	500	60	440	0.02	-	0.02
Restructuring charges(4)	-	-	-	-	-	-
Subtotal	38,470	3,605	34,865	1.40	0.13	1.27
Amortization of intangible assets	5,112	316	4,796	0.19	0.01	0.17
Non-cash share-based compensation	3,420	433	2,987	0.12	0.02	0.11
Adjusted (non-GAAP)	$47,002	$4,354	$42,648	$1.71	$0.16	$1.55

Weighted average shares of common stock used in computing diluted EPS						27,550

	Fiscal Year Ended February 28, 2018
	Income from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$155,438	$26,556	$128,882	$5.70	$0.97	$4.73
Tax reform	-	(17,939)	17,939	-	(0.66)	0.66
Asset impairment charges	15,447	1,613	13,834	0.57	0.06	0.51
Restructuring charges(4)	1,857	69	1,788	0.07	-	0.07
TRU bankruptcy charge	3,596	204	3,392	0.13	0.01	0.12
Subtotal	176,338	10,503	165,835	6.47	0.39	6.08
Amortization of intangible assets	18,854	850	18,004	0.69	0.03	0.66
Non-cash share-based compensation	15,054	1,669	13,385	0.55	0.06	0.49
Adjusted (non-GAAP)	$210,246	$13,022	$197,224	$7.71	$0.48	$7.24

Weighted average shares of common stock used in computing diluted EPS						27,254

	Fiscal Year Ended February 28, 2017
	Income from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$155,717	$11,407	$144,310	$5.58	$0.41	$5.17
Asset impairment charges	2,900	354	2,546	0.10	0.01	0.09
Patent litigation charge	1,468	4	1,464	0.05	-	0.05
Subtotal	160,085	11,765	148,320	5.74	0.42	5.32
Amortization of intangible assets	22,024	1,538	20,486	0.79	0.06	0.73
Non-cash share-based compensation	13,861	1,762	12,099	0.50	0.06	0.44
Adjusted (non-GAAP)	$195,970	$15,065	$180,905	$7.03	$0.54	$6.49

Weighted average shares of common stock used in computing diluted EPS						27,891

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Diluted Earnings Per Share  (“EPS”) from Continuing Operations(1)

(Unaudited)

(in thousands, except per share data)

	Three Months Ended February 28,
	2018
	As Reported				Adjusted
	(GAAP)		Adjustments		(Non-GAAP)

Sales revenue, net	$390,847	100.0%	$-		$390,847	100.0%
Cost of goods sold	229,549	58.7%	-		229,549	58.7%
Gross profit	161,298	41.3%	-		161,298	41.3%

SG&A	117,727	30.1%	(4,656)	(5)	108,636	27.8%
			(4,435)	(6)
Asset impairment charges	11,447	2.9%	(11,447)		-	-%
Restructuring charges	691	0.2%	(691)	(4)	-	-%
Operating income	31,433	8.0%	21,229		52,662	13.5%

Nonoperating income, net	47	-%	-		47	-%
Interest expense	(2,968)	(0.8)%	-		(2,968)	(0.8)%
Income before income tax	28,512	7.3%	21,229		49,741	12.7%

Income tax expense	20,134	5.2%	(16,061)		4,073	1.0%
Income from continuing operations	8,378	2.1%	37,290		45,668	11.7%

Diluted EPS from continuing operations	$0.31		$1.38		$1.69

Weighted average shares of common stock used in computing diluted EPS	27,102				27,102

	Three Months Ended February 28,
	2017
	As Reported				Adjusted
	(GAAP)		Adjustments		(Non-GAAP)

Sales revenue, net	$347,369	100.0%	$-		$347,369	100.0%
Cost of goods sold	202,762	58.4%	-		202,762	58.4%
Gross profit	144,607	41.6%	-		144,607	41.6%

SG&A	102,607	29.5%	(5,112)	(5)	94,075	27.1%
			(3,420)	(6)
Asset impairment charges	500	0.1%	(500)		-	-%
Operating income	41,500	11.9%	9,032		50,532	14.5%

Nonoperating income, net	70	-%	-		70	-%
Interest expense	(3,600)	(1.0)%	-		(3,600)	(1.0)%
Income before income tax	37,970	10.9%	9,032		47,002	13.5%

Income tax expense	3,545	1.0%	809		4,354	1.3%
Income from continuing operations	34,425	9.9%	8,223		42,648	12.3%

Diluted EPS from continuing operations	$1.25		$0.30		$1.55

Weighted average shares of common stock used in computing diluted EPS	27,550				27,550

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income, and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Diluted Earnings Per Share  (“EPS”) from Continuing Operations(1)

(Unaudited)

(in thousands, except per share data)

	Fiscal Year Ended February 28,
	2018
	As Reported				Adjusted
	(GAAP)		Adjustments		(Non-GAAP)
Sales revenue, net	$1,489,747	100.0%	$-		$1,489,747	100.0%
Cost of goods sold	867,646	58.2%	-		867,646	58.2%
Gross profit	622,101	41.8%	-		622,101	41.8%
SG&A	435,735	29.2%	(3,596)	(7)	398,231	26.7%
			(18,854)	(5)
			(15,054)	(6)
Asset impairment charges	15,447	1.0%	(15,447)		-	-%
Restructuring charges	1,857	0.1%	(1,857)	(4)	-	-%
Operating income	169,062	11.3%	54,808		223,870	15.0%

Nonoperating income, net	327	-%	-		327	-%
Interest expense	(13,951)	(0.9)%	-		(13,951)	(0.9)%
Income before income taxes	155,438	10.4%	54,808		210,246	14.1%

Income tax expense	26,556	1.8%	(13,534)		13,022	0.9%
Income from continuing operations	128,882	8.7%	68,342		197,224	13.2%

Diluted EPS from continuing operations	$4.73		$2.51		$7.24

Weighted average shares of common stock used in computing diluted EPS	27,254				27,254

	Fiscal Year Ended February 28,
	2017
	As Reported				Adjusted
	(GAAP)		Adjustments		(Non-GAAP)
Sales revenue, net	$1,406,676	100.0%	$-		$1,406,676	100.0%
Cost of goods sold	824,119	58.6%	-		824,119	58.6%
Gross profit	582,557	41.4%	-		582,557	41.4%
SG&A	409,993	29.1%	(1,468)	(8)	372,640	26.5%
			(22,024)	(5)
			(13,861)	(6)
Asset impairment charges	2,900	0.2%	(2,900)		-	-%
Restructuring charges	-	-%	-		-	-%
Operating income	169,664	12.1%	40,253		209,917	14.9%

Nonoperating income, net	414	-%	-		414	-%
Interest expense	(14,361)	(1.0)%	-		(14,361)	(1.0)%
Income before income taxes	155,717	11.1%	40,253		195,970	13.9%

Income tax expense	11,407	0.8%	3,658		15,065	1.1%
Income from continuing operations	144,310	10.3%	36,595		180,905	12.9%

Diluted EPS from continuing operations	$5.17		$1.31		$6.49

Weighted average shares of common stock used in computing diluted EPS	27,891				27,891

HELEN OF TROY LIMITED AND SUBSIDIARIES

Fiscal 2019 Outlook for Net Sales Revenue After Adoption of Revenue Recognition Standard

(Unaudited)

(in thousands)

	Fiscal 2018	Outlook Fiscal 2019
Net sales revenue prior to adoption	$1,489,747	$1,498,000	-	$1,523,000
Reclassification of expense from SG&A to net sales revenue	(10,901)	(13,000)	-	(13,000)
Expected net sales revenue after adoption	$1,478,846	$1,485,000	-	$1,510,000

Fiscal 2019 net sales revenue growth after adoption'		0.4%	-	2.1%

Reconciliation of Fiscal 2019 Outlook for GAAP Diluted Earnings Per Share (“EPS”) from Continuing Operations to Adjusted Diluted EPS from Continuing Operations (non-GAAP) (1)

(Unaudited)

	Outlook Fiscal 2019
Diluted EPS from continuing operations, as reported (GAAP)	$6.30	-	$6.50

Amortization of intangible assets, net of tax	0.50	-	0.50

Non-cash share-based compensation, net of tax	0.50	-	0.55

Adjusted EPS from continuing operations (non-GAAP)	$7.30	-	$7.55

Effective Tax Rate (GAAP) and Adjusted Effective Tax Rate (Non-GAAP)(1)

(Unaudited)

	Outlook Fiscal 2019
Effective tax rate, as reported (GAAP)	9.0%	-	11.0%

Amortization of intangible assets	(0.5)%	-	(0.5)%

Non-cash share based compensation	0.2%	-	0.2%

Adjusted effective tax rate	8.7%	-	10.7%

SELECTED OTHER DATA

Reconciliation of GAAP Diluted Earnings Per Share (“EPS”) to Adjusted Diluted EPS (non-GAAP)(1)

(Unaudited)

	Fiscal Years Ended the Last Day of February
(in thousands, except per share data)	2014	2015	2016	2017	2018
Diluted EPS as reported (GAAP)	$2.66	$4.36	$3.23	$5.17	$4.73
Tax reform	-	-	-	-	0.66
Asset impairment charges, net of tax	0.37	0.28	0.18	0.09	0.51
Restructuring charges, net of tax	-	-	-	-	0.07
TRU bankruptcy charges, net of tax	-	-	-	-	0.12
CEO succession costs, net of tax	0.51	-	0.14	-	-
Acquisition-related expenses, net of tax	-	-	0.02	-	-
Venezuela re-measurement related charges, net of tax	-	-	0.65	-	-
Patent litigation charge, net of tax	-	-	0.62	0.05	-
Subtotal	$3.54	$4.64	$4.85	$5.32	$6.08
Amortization of intangible assets, net of tax	0.64	0.70	0.71	0.73	0.66
Non-cash share-based compensation, net of tax	0.32	0.16	0.22	0.44	0.49
Adjusted diluted EPS (non-GAAP)	$4.50	$5.50	$5.78	$6.49	$7.24

Weighted average shares of common stock used in computing diluted EPS:	32,344	29,035	28,749	27,891	27,254

SELECTED OTHER DATA

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (non-GAAP)(1)

(Unaudited)

(in thousands)

	Fiscal Years Ended the Last Day of February
(in thousands, except per share data)	2014	2015	2016	2017	2018
Net cash provided by operating activities (GAAP)	$154,165	$171,742	$170,263	$212,491	$218,609
Less: Capital and intangible asset expenditure	(40,463)	(5,908)	(16,676)	(15,507)	(13,605)
Free cash flow (non-GAAP)	$113,702	$165,834	$153,587	$196,984	$205,004

HELEN OF TROY LIMITED AND SUBSIDIARIES

Notes to Press Release

(1)

This press release contains non-GAAP financial measures. Leadership Brand net sales revenue, adjusted operating income, adjusted operating margin, free cash flow, adjusted effective tax rate, adjusted income, adjusted diluted earnings per share, EBITDA, and adjusted EBITDA (“Non-GAAP measures”) that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures presented in our Consolidated Statements of Income and our Consolidated Statements of Cash Flows in the accompanying tables to the press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. We believe that these non-GAAP financial measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of such charges on net income and earnings per share. We also believe that these non-GAAP measures facilitate a more direct comparison of the Company’s performance with its competitors. We further believe that including the excluded charges would not accurately reflect the underlying performance of the Company’s continuing operations for the period in which the charges are incurred, even though such charges may be incurred and reflected in the Company’s GAAP financial results in the near future. Additionally, the non-GAAP financial measures are used by management for measuring and evaluating the Company’s performance. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the periods in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s GAAP financial results in the foreseeable future. The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.

(2)	Leadership Brand net sales consists of revenue from the OXO, Honeywell, Braun, PUR, Hydro Flask, Vicks, and Hot Tools brands.

(3)	The Housewares segment includes approximately one-half month of incremental operating results from Hydro Flask, which was acquired on March 18, 2016.

(4)

Charges incurred in conjunction with the Company’s restructuring plan (Project Refuel) for the three- and twelve -months ended February 28, 2018, with no comparable charges in the same periods last year.

(5)	Amortization of intangible assets.
(6)	Non-cash share-based compensation.
(7)	Charge related to the bankruptcy of Toys “R” Us, Inc. (TRU), with no comparable charges in the same period last year.
(8)	Patent litigation charge.